Exhibit 10.22

Desktop Metal, Inc.

NON-COMPETITION AND NON-SOLICITATION AGREEMENT

This Agreement is made between Desktop Metal, Inc., a Delaware corporation (hereinafter referred to as the “Company”), and FULL NAME (the “Employee”).

For good consideration and in consideration of the employment or continued at-will employment of the Employee by the Company, the Employee and the Company agree as follows:

1.Non-Competition.

(a)While the Employee is employed by the Company (regardless of any changes occurring after the date hereof to the job title or working conditions applicable to the Employee) and for a period of one year after the termination or cessation of such employment, the Employee will not directly or indirectly engage or assist others in engaging in any business or enterprise (whether as owner, partner, officer, director, employee, consultant, investor, lender or otherwise, except as the holder of not more than 1% of the outstanding stock of a publicly-held company) that is competitive with the Company’s business, including but not limited to any business or enterprise that develops, manufactures, markets, licenses, sells or provides any product or service that competes with any product or service developed, manufactured, marketed, licensed, sold or provided, or planned to be developed, manufactured, marketed, licensed, sold or provided, by the Company while the Employee was employed by the Company, and in the geographic areas in which the employee, during any time within the last 2 years of employment, provided services or had a material presence or influence;

(b)The non-competition restrictions contained in this section shall be effective in the event the Employee’s employment terminates for any reason, with the exception that these restrictions shall not be effective if the Employee is terminated by the Company without cause of laid off. “Cause” means Employee’s violation of a Company policy or rule; Employee’s breach, attempted breach, or violation of this Agreement; Employee’s failure to perform job duties and responsibilities to the satisfaction of the Company; grounds for termination reasonably related, in the Company’s honest judgment, to the needs of its business; Employee’s arrest for, conviction of, or plea of guilty, nolo contendere, or no contest to any felony or to a misdemeanor involving moral turpitude, deceit, dishonesty, or fraud; Employee’s dishonest statements or acts with respect to or affecting the Company; Employee’s gross negligence, willful misconduct, or insubordination; or other conduct by Employee that could be harmful to the business, interests, or reputation of the Company.

(c)During the one-year non-competition period, the Company shall pay to the Employee a payment, consistent with the payment of wages under Massachusetts General Laws c. 148, § 149, on a pro-rata basis, of fifty percent (50%) of the Employee’s highest annualized base salary paid by the Employer within the two years preceding the Employee’s termination of employment (“Non-Compete Payment”). The Non-Compete

Payment shall be made in four equal installments, with each installment equivalent to twenty-five percent (25%) of the total Non-Compete Payment: the first payment shall be made on or before the 3-month anniversary of Employee’s termination; the second payment shall be made on or before the 6-month anniversary of Employee’s termination; the third payment shall be made on or before the 9-month anniversary of Employee’s termination; and the fourth payment shall be made on or before the 12-month anniversary of Employee’s termination. Employee acknowledges and agrees that the Non-Compete Payment and payment schedule is mutually-agreed upon consideration sufficient to support the restrictions set forth in Section 1(a). The Non-Compete Payment obligation shall become effective upon termination of the Employee’s employment. The Company shall not be required to make the Non-Compete Payment and may unilaterally discontinue the Non-Compete Payment if (i) the non-competition restrictions set forth in Section 1(a) are ineffective because the Employee is laid off or terminated without Cause; (ii) the Company, pursuant to Section 1(d), waives the non-competition restrictions set forth in this Section 1(a); or (iii) the Employee breaches his or her obligations in Section 1(a). In the event of the Employee’s breach of the obligations in Section 1(a), the Company may unilaterally discontinue or refuse to make the Non-Compete Payment, in addition to and without limiting any other available rights and remedies the Company has, in law or equity, in connection with the Employee’s breach of this Agreement. Additionally, if Company determines, in its sole and absolute discretion, that Employee violated the obligations in Section 1(a), the Company may recover from the Employee any and all of the Non-Compete Payment that was made to the Employee.

(d)The Company may unilaterally waive the non-competition restrictions set forth in this section of this Agreement at any time, in its sole discretion, in a writing signed by the General Counsel or Director of Human Resources, with or without any advance notice to the Employee. Upon waiver by the Company, the Company’s obligation to make the Non-Compete Payment described in Section 1(c) shall terminate and shall not be due or payable to the Employee.

2.Non-Solicitation. While the Employee is employed by the Company (regardless of any changes occurring after the date hereof to the job title or working conditions applicable to the Employee) and for a period of one year after the termination or cessation of such employment for any reason, the Employee will not directly or indirectly:

(a)Either alone or in association with others, solicit, transact business with, accept business from, divert or take away, or attempt to divert or take away, the business or patronage of any of the clients, customers, or business partners of the Company which were contacted, solicited, or served by the Company during the 12-month period prior to the termination or cessation of the Employee’s employment with the Company, for the purpose of providing or obtaining any product or service reasonably deemed competitive with any product or service then offered by the Company; or

(b)Either alone or in association with others (i) solicit, induce or attempt to induce, any employee or independent contractor of the Company to terminate his or her employment or other engagement with the Company, or (ii) hire, or recruit or attempt to hire, or engage or attempt to engage as an independent contractor, any person who was employed or otherwise engaged by the Company at any time during the term of the Employee’s employment with the Company; provided, that this clause (ii) shall not apply to the recruitment or hiring or other engagement of any individual whose employment or other engagement with the Company has been terminated for a period of six months or longer.

3.Extension. If the Employee violates the provisions of any of the preceding paragraphs of this Sections 1 or 2, the Employee shall continue to be bound by the restrictions set forth in Sections 1 and 2 until a period of two (2) years after the termination or cessation of employment.

4.Cooperation. During the Employee’s employment and for a period of two (2) years following the termination or cessation of the Employee’s employment, the Employee will respond truthfully, completely, and in a timely manner to requests from the Company for information concerning the Employee’s prospective or new employer, the Employee’s prospective or new duties and responsibilities in any new job, the Employee’s compliance with his or her post-employment obligations to the Company (including, but not limited to, obligations under this Agreement), and any steps the Employee’s prospective or new employer intends to take to ensure the Employee’s compliance with the terms of this Agreement.

5.Equitable Remedies. The restrictions contained in this Agreement are necessary for the protection of the trade secrets, confidential information, and goodwill of the Company and are considered by the Employee to be reasonable for such purpose. The Employee agrees that any breach of this Agreement is likely to cause the Company substantial and irrevocable damage which is difficult to measure. Therefore, in the event of any such breach or threatened breach, the Employee agrees that the Company, in addition to such other remedies which may be available, shall be entitled to obtain an injunction from a court restraining such a breach or threatened breach and ordering specific performance of the provisions of this Agreement, and the Employee hereby waives the adequacy of a remedy at law as a defense to such relief. Employee further agrees that Company may recover its attorneys’ fees if it successfully enforces this Agreement.

6.Obligations to Third Parties. The Employee acknowledges and represents that this agreement and the Employee’s employment with the Company will not violate any continuing obligation the Employee has to any former employer or other third party.

7.Disclosure of this Agreement. The Employee hereby authorizes the Company to notify others, including but not limited to customers of the Company and any of the Employee’s future employers or prospective business associates, of the terms and existence of this Agreement and the Employee’s continuing obligations to the Company hereunder. If the Employee’s employment terminates for any reason, the Employee agrees to provide a copy of this Agreement to any subsequent employer or potential employer of Employee.

8.Employment At-Will. The Employee acknowledges that this Agreement does not constitute a contract of employment, does not imply that the Company will continue his or her employment for any period of time and does not change the at-will nature of his or her employment.

9.Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any corporation with which, or into which, the Company may be merged or which may succeed to the Company’s assets or business, provided, however, that the obligations of the Employee are personal and shall not be assigned by him or her. The Employee expressly consents to be bound by the provisions of this Agreement for the benefit of the Company or any subsidiary or affiliate thereof to whose employ the Employee may be transferred without the necessity that this Agreement be re-signed at the time of such transfer.

10.Interpretation/Reformation. If any restriction set forth in Sections 1 or 2 is found by any court of competent jurisdiction to be unenforceable, it shall be interpreted to extend only over the maximum extent to which it may be enforceable by law, and such court is requested to so reform or otherwise revise this Agreement.

11.Severability. In case any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

12.Waivers. No delay or omission by the Company in exercising any right under this Agreement will operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion is effective only in that instance and will not be construed as a bar to or waiver of any right on any other occasion.

13.Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Massachusetts (without reference to the conflicts of laws provisions thereof). Any action, suit, or other legal proceeding which is commenced to resolve any matter arising under or relating to any provision of this Agreement shall be commenced only in a court of the State of Massachusetts (or, if appropriate, a federal court located within the State of Massachusetts and the Company and the Employee each consents to the jurisdiction of such a court. The Company and the Employee each hereby irrevocably waive any right to a trial by jury in any action, suit or other legal proceeding arising under or relating to any provision of this Agreement.

14.Entire Agreement; Amendment. This Agreement supersedes all prior agreements, written or oral, between the Employee and the Company relating to the subject matter of this Agreement. This Agreement may not be modified, changed or discharged in whole or in part, except by an agreement in writing signed by the Employee and the Company. The Employee agrees that any change or changes in the Employee’s duties, salary or compensation after the signing of this Agreement shall not affect the validity or scope of this Agreement.

15.Captions. The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

16.Consultation with Counsel; Time to Consider. The Employee has the right to consult with counsel prior to signing this Agreement. The Employee agrees and acknowledges that the Company provided this Agreement to employer on the earlier of the date of the formal offer of employment or ten business days before starting employment.

THE EMPLOYEE ACKNOWLEDGES THAT EMPLOYEE HAS CAREFULLY READ THIS AGREEMENT, THAT EMPLOYEE HAS HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL ABOUT THIS AGREEMENT, THAT EMPLOYEE ENTERS INTO THIS AGREEMENT FREELY AND VOLUNTARILY, AND THAT EMPLOYEE UNDERSTANDS AND AGREES TO ALL OF THE PROVISIONS IN THIS AGREEMENT.

IN WITNESS WHEREOF, this Agreement is executed as a sealed instrument by the parties as of the date set forth below.

DESKTOP METAL, INC.

Date: ____________________By: _______________________

Name: _____________________

Title: ______________________

FULL NAME

Date: _______________________________________________

(Signature)

Address: ___________________

___________________________

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